UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2018

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Innovation Way Mason, OH	45040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 28, 2018, AtriCure, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Company’s Loan and Security Agreement (the “Credit Agreement”) with Silicon Valley Bank dated February 23, 2018.

The Amendment:

•	Amends the interest rate on the principal amount of the outstanding Term Loan Advance from the greater of the Prime Rate or 4.50%, plus 3.75% to the greater of the Prime Rate or 4.50%, plus 0.50%.

•	Increases Term Loan Prepayment Premium amount but reduces the period in which the Term Loan Prepayment Premium would be payable to one year following the date the Company entered the Amendment.

•	Modifies certain financial covenants from a minimum revenue test to a liquidity ratio test.

•	Waives the unearned portion of the financing fee, or approximately $1,100,000.

•	Increases the Revolving Line termination fees, which apply in the event the Revolving Line is terminated prior to the Maturity Date.

•	Revises the definition of Available Amount, modifying how availability on the Revolving Line is calculated.

•	Amends the Letter of Credit sublimit to $2,500,000.

The foregoing description of the Amendment does not purport to be complete. The Amendment is attached to this report as Exhibit 10.1 and is incorporated into this Item 1.01 in its entirety.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

No.	Description

10.1	First Amendment to Loan and Security Agreement dated December 28, 2018 among AtriCure, Inc., Silicon Valley Bank, the lenders named therein, AtriCure, LLC, Endoscopic Technologies, LLC and nContact Surgical, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated: January 3, 2019	By:	/s/ M. Andrew Wade
M. Andrew Wade
Senior Vice President and Chief Financial Officer